Exhibit 99.1

Amended Joint Filing Agreement

     The parties to the Joint Filing Agreement dated October 19, 2000 (“Joint Filing Agreement”), hereby agree to amend the Joint Filing Agreement to add Christine Gaylord Everest as a joint filer and to remove Edward K. Gaylord II as a joint filer. In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, the undersigned agree that Amendment No. 8 to Schedule 13D dated April 3, 2003, with respect to the Common Stock of Gaylord Entertainment Company and any other amendments hereafter signed by each of the undersigned shall be filed on behalf of each of us and further agree that this Amended Joint Filing Agreement be included as an exhibit to such statement.

     In evidence thereof, the undersigned, being duly authorized, hereby executes this Amended Joint Filing Agreement this 3rd day of April, 2003.

THE OKLAHOMA PUBLISHING COMPANY VOTING
VOTING TRUST
Edward L. Gaylord, Voting Trustee

By:	/s/ Edward L. Gaylord Edward L. Gaylord

/s/ Edward L. Gaylord

/s/ Christine Gaylord Everest

/s/ Edward K. Gaylord II

THE OKLAHOMA PUBLISHING COMPANY

By:	/s/ Christine Gaylord Everest President

GFI COMPANY

By:	/s/ Christine Gaylord Everest Chief Executive Officer